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                                                                    EXHIBIT 10.7

           EXECUTIVE SEVERANCE POLICY - PRESIDENTS, CO-PRESIDENTS AND
                            EXECUTIVE VICE PRESIDENTS
 EFFECTIVE JANUARY 1, 2003, AMENDED JUNE 14, 2004 AND FURTHER AMENDED EFFECTIVE
                       AS OF OCTOBER 1, 2004 AT 12:01 A.M.

A.    SEVERANCE BENEFITS GENERALLY.

      If an Executive's employment with the Company is involuntarily terminated by the Company other than for Cause, then, subject to the Executive's executing and not revoking a general release of claims in favor of the Company in substantially the form attached hereto as Exhibit A, Exhibit B, or Exhibit C, as appropriate, the Executive will receive, in addition to any compensation and benefits accrued as of the Executive's termination of employment, the following:

      (1) Twelve (12) months' base salary at the rate in effect on the date of termination (or, if higher, on any date within the previous twelve (12) months);

      (2) Twelve (12) months of Executive's target bonus pursuant to the Company's Employee Incentive Compensation Plan at the rate in effect on the date of termination (or, if higher, on any date within the previous twelve (12) months), assuming 100% achievement of Executive's and Company's objectives, and excluding any other bonuses, such as the annual bonus subject to the discretion of the Board of Directors;

      (3) Credit for twelve (12) months of employment toward vesting of Stock Awards granted prior to the date Executive's employment is terminated, except for (i) Restricted Stock Awards, and (ii) Executive Stock Bonuses; and

      (4) Reimbursement of COBRA premiums, if Executive is eligible for COBRA, for twelve (12) months from the date of termination.

      The Company, in its sole discretion, shall have the authority to reduce Executive's severance benefits, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Executive by the Company that become payable in connection with the Executive's termination of employment pursuant to (i) any applicable legal

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requirement, including, without limitation, the Worker Adjustment and Retraining
Notification Act (the "WARN Act") whether under foreign, federal or state law,
(ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Executive to remain on the payroll for a limited period of time after being given notice of the termination of the Executive's employment. The benefits provided under this Policy are intended to satisfy, in whole or in part, any and all statutory obligations that may arise out of an Executive's termination of employment, and the Policy administrator shall so construe and implement the terms of the Policy. The Company's decision to apply such reductions to the severance benefits of one Executive and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Executive, even if similarly situated. In the Company's sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company's statutory obligation. Notwithstanding the foregoing, upon a Change of Control, the Company shall not have the authority to reduce an Executive's severance benefits, in whole or in part, based upon any payment to the Executive for any period of time when services to the Company are provided (including, without limitation, payment following notice pursuant to the WARN Act or any similar foreign, federal or state law).

B.    ADDITIONAL SEVERANCE BENEFITS FOLLOWING CHANGE OF CONTROL.

      If,

            -     there is a Change of Control, and

            - within one (1) year following such Change of Control, an Executive's employment is either involuntarily terminated other than for Cause or is terminated by the Executive on the basis of Constructive Discharge, and

            - the Executive executes and does not revoke a general release of claims in favor of the Company or surviving entity in substantially the form attached hereto as Exhibit A, Exhibit B, or Exhibit C, as appropriate, the Executive will receive the following:

                  (1) the items described in Section A, above, with any applicable reductions referred to in Section A, but with the items described in

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                        Subsections A(1), A(2) and A(4) revised to replace each
                        occurrence of "12" with "24"; and

                  (2) All unvested Stock Awards granted to Executive prior to the date Executive's employment is terminated will vest, except for (i) Restricted Stock Awards, and (ii) Executive Stock Bonuses; and

                  (3) The Company will pay Executive an amount equal to the value of all Restricted Stock Awards that were granted to Executive prior to the date Executive's employment is terminated and that remain unvested as of the date of termination. The cash payment will be equal to the fair market value of the Company's stock that is subject to the unvested portion of such Restricted Stock Awards calculated as of the date employment terminates (reduced by the purchase price, if any, that had not been paid for the restricted stock that is subject to such awards). Payment will occur no later than three (3) days following the date Executive's employment is terminated. As a condition of receiving such payment, and effective on its receipt, Executive will have no further rights in such Restricted Stock Awards or in any other payments in relation to such Restricted Stock Awards and will be required to confirm this in writing.

C.    AMENDMENT AND TERMINATION.

            This Policy cannot be amended, altered, suspended or terminated as to (i) the acceleration of vesting of Stock Awards granted to Executive prior to the date of such amendment, alteration, suspension, or termination, or (ii) the right of an Executive to receive a cash payment in lieu of acceleration of vesting of Restricted Stock Awards granted to Executive prior to the date of such amendment, alteration, suspension, or termination, unless mutually and expressly agreed otherwise between Executive and the Company, which agreement must be in writing and signed by Executive and the Company. With respect to other matters, this Policy cannot be amended, altered, suspended or terminated in a manner that adversely affects an Executive except upon six (6) months' prior written notice by the Company to the affected

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Executive, which notice cannot be given (i) prior to June 30, 2005, (ii) after the occurrence of a Change of Control, or (iii) following or in connection with the approval by the Board of Directors of the Company of a Change of Control (unless such Change of Control is not reasonably expected to occur); provided, however, that no such amendment, alteration, suspension or termination shall affect the right to any unpaid benefit of any Executive whose termination date has occurred prior to amendment, alteration, suspension or termination of the Policy.

D.    WITHHOLDING.

      All payments and benefits under this Policy will be subject to all applicable tax withholding.

E.    ATTORNEYS' FEES.

      The Company agrees to pay all costs and reasonable expenses, including reasonable attorneys' fees, incurred by an Executive with respect to an action
(i) brought by or on behalf of an Executive to obtain any payment owed to an Executive pursuant to Section B(3) above, or (ii) instituted by or in the name of the Company to interpret any of the terms of the Policy or the equity incentive plan under which Restricted Stock Awards were granted as they relate to the Company's obligation to make a payment to Executives pursuant to Section B(3) above.

      Notwithstanding the foregoing, the Company will not have an obligation to pay costs, expenses or attorneys' fees incurred by an Executive if (i) in an action initiated by or on behalf of an Executive, the court determines that each of the material assertions made by the Executive as a basis for such action were not made in good faith or were frivolous, (ii) in an action brought by or in the name of the Company, the court determines that each of the Executive's material defenses to such action were not made in good faith or were frivolous, or (iii) the court determines that the Executive is not otherwise entitled to be paid such costs, fees and expenses.

      It is the Company's intention that if the Company contests an Executive's right to payment pursuant to Section B(3) above, the question of the Executive's right to such payment shall be for the court to decide, and no action of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, or independent legal counsel) shall create a presumption that the Executive is not entitled to such payment.

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      If the payment pursuant to Section B(3) above is not made within three (3)
days following the date of termination of an Executive's employment, interest will accrue on the overdue payment at the highest rate permitted by law.

F.    AT-WILL NATURE OF EMPLOYMENT.

      The foregoing severance terms do not change the at-will nature of any Executive's employment with the Company. Any disputes, controversies, or claims arising out of or relating to this Policy, except for those arising under Section B(3) hereof, must be resolved under PeopleSoft's Internal Dispute Solution (IDS) process.

G.    DEFINITIONS.

      "CAUSE" means (i) a material act of dishonesty by Executive in connection with the Executive's employment with the Company; (ii) the Executive's conviction of, or plea of nolo contendere to, a felony; (iii) the Executive's gross misconduct in connection with the performance of his or her duties; (iv) Executive's death or permanent disability preventing him or her from performing the usual and necessary functions of his or her office; (v) the Executive's material breach of his or her obligations as an officer or employee of the Company; or (vi) the Executive's failure to materially comply with the Company's policies. With respect to clauses (iii), (v) and (vi), such actions shall not constitute Cause if they are cured by the Executive within thirty (30) days following delivery to the Executive of a written explanation specifying the basis for the Company's belief that it has Cause, provided that the Company deems such action capable of being cured.

      "CONSTRUCTIVE DISCHARGE" means (i) the occurrence of one or more of the following ("Constructive Discharge Events"): (a) a material reduction of at least ten percent (10%) in the Executive's base salary or target bonus potential under the Employee Incentive Compensation Plan and/or other applicable variable compensation plans, provided that any bonus guarantees made for any period shall not establish the "target bonus potential," and provided further that "target bonus potential" shall not include any annual discretionary bonuses that may be awarded by the Company from time to time; (b) a material reduction in Executive's authority or duties (other than a material reduction in authority or duties occurring solely by virtue of a Change of Control, as for example, when an Executive retains the position in the

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Company but the Company is a wholly-owned, privately-held subsidiary or division of a larger company, or other than a reduction for Cause); provided, however, that any person serving as a President or Co-President of the Company prior to a Change of Control shall be deemed to have experienced a Constructive Discharge after a Change of Control (other than a Change of Control which occurred solely and exclusively as a result of an event described in clause (b) of the definition of "Change of Control"), notwithstanding his or her continued employment by the Company or the acquirer after the Change of Control or the lack of a change in job description or duties and responsibilities of such person following the Change of Control; (c) the failure to provide the Executive with benefits and perquisites that, in the aggregate, are substantially comparable in value to those to which similarly-situated employees of the acquiror are entitled; or (d) a change in the Executive's principal work location to a location more than fifty (50) miles from his principal work location immediately preceding the Change of Control, provided that the Executive's commute is at least ten (10) miles longer as a result of the relocation compared to the Executive's commute to the current location, and (ii) a Constructive Discharge Event continues for more than thirty (30) days after delivery of written notice by the Executive to the Company specifying the circumstances of the alleged Constructive Discharge, which notice must be delivered to the Company within five (5) business days of the Constructive Discharge Event, and (iii) Executive resigns from all positions with the Company or its successor within ten (10) days of the expiration of Company's thirty (30) day cure period, where such Constructive Discharge Event is still ongoing.

      "CHANGE OF CONTROL" means:

            (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the total voting power represented by the Company's then outstanding voting securities; or

            (b) A change in the composition of the Board occurring within a two
(2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination

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(but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (c) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-five percent (55%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (d) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

            (e) Any other event that the Board determines to be a Change of Control.

      "RESTRICTED STOCK AWARD" means any restricted stock award granted pursuant to the Company's Amended and Restated 2001 Stock Plan.

      "EXECUTIVE STOCK BONUSES" means the stock bonus awards granted on or about June 9, 2004 (with a vesting date of June 1, 2005).

      "STOCK AWARDS" means stock options, stock bonuses, Restricted Stock Awards and Executive Stock Bonuses.

      "COMPANY" means PeopleSoft, Inc. or an affiliate thereof that is based in the United States or any successor to the Company or such affiliate.

H.    CERTAIN TERMINATIONS TREATED AS OCCURRING AFTER A CHANGE OF CONTROL.

      Notwithstanding anything in this Policy to the contrary, if, within six
(6) months prior to the date on which a Change of Control occurs, the Executive's employment with the Company is terminated by the Company other than by reason of the Executive's death, permanent disability or circumstances that would constitute Cause, or the terms and conditions of the Executive's employment are adversely changed in a manner that would constitute grounds for a termination of employment by the Executive by reason of a Constructive Discharge, and it is reasonably demonstrated that such termination of employment or adverse change (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, or (ii)

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otherwise arose in connection with or in anticipation of the Change of Control, then for all purposes of this Policy such termination of employment shall be deemed to have occurred immediately after the Change of Control and shall be considered either termination of the Executive's employment without Cause by the Company or termination of the Executive's employment by the Executive by reason of a Constructive Discharge, as the case may be, entitling the Executive to the benefits under Section (B) hereof.

      To record the amendment and restatement of this Policy as set forth herein, effective as of October 1, 2004, PeopleSoft, Inc. has caused its duly authorized officer to execute the same this 5th day of November, 2004.

                                    PEOPLESOFT, INC.

                                    By:_________________________________________
                                       James P. Shaughnessy
                                       Senior Vice President and General Counsel

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                                                   For Employees Age 40 or Older
                                                          Individual Termination

                                    EXHIBIT A

                                RELEASE AGREEMENT

      I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE PEOPLESOFT, INC. EXECUTIVE SEVERANCE POLICY --- PRESIDENTS, CO-PRESIDENTS AND EXECUTIVE VICE PRESIDENTS (THE "POLICY").

      I understand that this Release, together with the Policy, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Policy.

      I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

      Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment;
(b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company (other than compensation and benefits accrued on or before any termination of employment); (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing;
(d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) ("ADEA"), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

      I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Policy for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written

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                                                   For Employees Age 40 or Older
                                                          Individual Termination

notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release.

      I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

                                      EMPLOYEE

                                      Name:_____________________________________

                                      Date:_____________________________________

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                                                   For Employees Age 40 or Older
                                                               Group Termination

                                    EXHIBIT B

                                RELEASE AGREEMENT

      I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE PEOPLESOFT, INC. EXECUTIVE SEVERANCE POLICY --- PRESIDENTS, CO-PRESIDENTS AND EXECUTIVE VICE PRESIDENTS (THE "POLICY").

      I understand that this Release, together with the Policy, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Policy.

      I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

      Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment;
(b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company (other than compensation and benefits accrued before any termination of employment); (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) ("ADEA"), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

      I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Policy for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so);
(c) I have forty-five (45) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have

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                                                   For Employees Age 40 or Older
                                                               Group Termination

seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

      I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

                                      EMPLOYEE

                                      Name:_____________________________________

                                      Date:_____________________________________

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                                                      For Employees Under Age 40
                                                Individual and Group Termination

                                    EXHIBIT C

                                RELEASE AGREEMENT

      I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE PEOPLESOFT, INC. EXECUTIVE SEVERANCE POLICY --- PRESIDENTS, CO-PRESIDENTS AND EXECUTIVE VICE PRESIDENTS (THE "POLICY").

      I understand that this Release, together with the Policy, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Policy.

      I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

      Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment;
(b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company (other than compensation and benefits accrued before any termination of employment); (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).

      I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

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                                                      For Employees Under Age 40
                                                Individual and Group Termination

      I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fifteen (15) days following the date of my employment termination.

                                      EMPLOYEE

                                      Name:_____________________________________

                                      Date:_____________________________________

                                       2